                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Russ Berrie and Company, Inc. on Forms S-8 (File Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, and 33-51823) of our
reports, dated February 7, 1994, on our audits of the consolidated financial statements and financial statement schedules of Russ Berrie and Company, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included in this Annual Report on Form 10-K.



                                             COOPERS & LYBRAND



Parsippany, New Jersey
March 25, 1994